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MINNESOTA  MUTUAL LIFE                                     ENDORSEMENT

We have made the following changes to your contract. They modify the contract. They are considered to be a part of it. This agreement is effective as of the original contract date unless a different effective date is shown here.

DEFINITIONS
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WITHDRAWAL VALUE
The value of this contract which is available for withdrawal. This value equals the accumulation value, subject to the deferred sales charge during the first ten contract years. However, if withdrawals during the first calendar year are equal to or less than 10% of the initial purchase payment and, if in subsequent calendar years they are equal to of less than 10% of the accumulation value at the end of the previous calendar year, the charge will not apply. If withdrawals in any calendar year exceed that amount, the deferred sales charge will apply to the excess.

WITHDRAWAL AND SURRENDER
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HOW IS THE WITHDRAWAL VALUE DETERMINED?
The withdrawal value is determined by reference to the deferred sales charge shown in this contract. The withdrawal value is the accumulation value minus the deferred sales charge. However, if withdrawals during the first calendar year are equal to or less than 10% of the initial purchase payment and, if in subsequent calendar years they are equal to or less than 10% of the accumulation value at the end of the previous calendar year, the charge will not apply. If withdrawals in any calendar year exceed 10% of that accumulation value, the deferred sales charge will apply to the excess.

TRANSFER PROVISIONS
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MAY TRANSFERS TAKE PLACE ONCE AN ANNUITY BEGINS?
Yes. However, transfers are limited. They may be made only with respect to any variable annuity payments. See the Annuity Payment Options section of this contract.

ANNUITY PAYMENT OPTIONS
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WHAT ANNUITY PAYMENT OPTIONS ARE AVAILABLE?
In lieu of Option 3 stated in the contract, the following option is available:

OPTION 3--JOINT AND LAST SURVIVOR ANNUITY--annuity payments payable monthly for the joint lifetimes of the annuitant and a designated joint annuitant. The payments end with the last payment due before the survivor's death. If this option is elected, the contract and payments shall be the joint property of the annuitant and the designated joint annuitant.


87-9171                                                                 1

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ONCE ANNUITY PAYMENTS BEGIN, MAY A FIXED ANNUITY OPTION BE CHANGED?
No.

ONCE ANNUITY PAYMENTS BEGIN, MAY A VARIABLE ANNUITY OPTION BE CHANGED?
No.

MAY AMOUNTS BE TRANSFERRED DURING THE ANNUITY PERIOD?
Yes. Amounts held as annuity reserves may be transferred among the variable annuity sub-accounts during the annuity period. Annuity reserves may also be transferred from a variable annuity to a fixed annuity during this time.

HOW DOES AN ANNUITANT CHANGE SUB-ACCOUNT ELECTIONS OR TRANSFER AMOUNTS TO A FIXED ANNUITY?
The change must be made by written request. The annuitant and joint annuitant, if any, must make such an election.

HOW WILL A TRANSFER OF VARIABLE ANNUITY SUB-ACCOUNTS BE MADE?
A transfer will be made on the basis of annuity unit values. The number of annuity units from the sub-account being transferred will be converted to a number of annuity units in the new sub-account. The annuity payment option will stay the same.

After this conversion, a number of annuity units in the new sub-account will be payable under the elected option. The first payment after conversion will be of the same amount as it would have been without the transfer. The number of annuity units will be set at that number of units which are needed to pay that same amount on the transfer date.

ARE THERE ANY RESTRICTIONS ON ANNUITY SUB-ACCOUNT TRANSFERS?
Yes. The transfer of an annuity reserve amount from any sub-account must be at least equal to: 1) $5,000; or, 2) the entire amount of the reserve remaining in that sub-account.

In addition, annuity payments must have been in effect for a period of 12 months before a change may be made. Such transfers can be made only once every 12 months. Your written request for an annuity transfer must be received by us more than 30 days in advance of the due date of the annuity payment subject to the transfer.

MAY AMOUNTS HELD AS RESERVES TO PAY A VARIABLE ANNUITY BE TRANSFERRED TO A FIXED ANNUITY?
Yes. However, the restrictions which apply to annuity sub-account transfers will apply here as well.

The amount transferred will then be applied to provide a fixed annuity amount. This amount will be based upon the adjusted age of the annuitant and any joint annuitant at the time of the transfer. The payment option will remain the same.


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MAY AMOUNTS PAID AS A FIXED ANNUITY BE TRANSFERRED TO A VARIABLE ANNUITY?
No.

/s/ Robert J. Hasling                                    /s/ Coleman Bloomfield
Secretary                       Registrar                President


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